EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 93 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) of my opinion dated January 22, 2004, which was filed as Exhibit (i) to Post-Effective Amendment No. 86.

/s/ Maureen A. Gemma Maureen A. Gemma, Esq.

December 22, 2005 Boston, Massachusetts